                                   AMENDMENT

Dated:             November 5, 1997

To be Effective:    November 5, 1997

                                       TO
                           DEAN WITTER RESEARCH TRUST
                              DECLARATION OF TRUST
                                OCTOBER 29, 1997

          Amendment dated November 5, 1997 to the Declaration of Trust
             (the "Declaration") of Dean Witter Research Trust (the
                        "Trust") dated October 29, 1997

    WHEREAS, the Trust was established by the Declaration on the date hereinabove set forth under the laws of the commonwealth of Massachusetts; and

    WHEREAS, the Trustees of the Trust have deemed it advisable to change the name of the Trust to "Dean Witter Research Fund," to be effective November 5, 1997;

    1. Section 1.1 of Article I of the Declaration is hereby amended so that the Section shall read in its entirety as follows:

          "Section 1.1   NAME.  The name of the Trust created hereby is the
    "Dean Witter Research Fund," and so far as may be practicable the Trustees shall conduct the Trust's activities, execute all documents and sue or be sued under that name, which name (and the word "Trust" whenever herein used) shall refer to the Trustees as Trustees, and not as individuals, or personally, and shall not refer to the officers, agents, employees or Shareholders of the Trust. Should the Trustees determine that the use of such name is not advisable, they may use such other name for the Trust as they deem proper and the Trust may hold its property and conduct its activities under such other name."

    2. Subsection (p) of Section 1.2 of Article I of the Declaration is hereby amended so that the Subsection shall read in its entirety as follows:

      "Section 1.2   DEFINITIONS. . .

      (p) "TRUST" means the Dean Witter Research Fund."

    3. The Trustees of the Trust hereby reaffirm the Declaration, as amended, in all respects.

    4. This Amendment may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same document.
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    IN WITNESS WHEREOF, the undersigned have executed this amendment to the
Declaration of Trust this 5th day of November, 1997.

--------------------------------------------   --------------------------------------------
         Charles A. Fiumefreddo, as                       Robert S. Giambrone, as
        Trustee and not individually                   Trustee and not individually
           Two World Trade Center                         Two World Trade Center
          New York, New York 10048                       New York, New York 10048

--------------------------------------------
           Barry Fink, as Trustee
            and not individually
           Two World Trade Center
          New York, New York 10048

STATE OF NEW YORK        :ss.:
COUNTY OF NEW YORK

    On this 5th day of November, 1997, CHARLES A. FIUMEFREDDO, ROBERT S. GIAMBRONE and BARRY FINK, known to me and known to be the individuals described in and who executed the foregoing instrument, personally appeared before me and they severally acknowledged the foregoing instrument to be their free act and deed.

                                          --------------------------------------
                                                      Notary Public

My commission expires: _______